UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2022

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New york	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9201 East Dry Creek Road, Centennial, CO	80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Christopher D. Stansbury as Senior Vice President, Chief Financial Officer and Principal Financial Officer

On March 28, 2022, Arrow Electronics, Inc. (the “Company”) announced the departure of Christopher D. Stansbury from his position as Senior Vice President, Chief Financial Officer of the Company, and from his role as the Company’s designated Principal Financial Officer, effective April 1, 2022. Mr. Stansbury will be eligible for separation benefits based on his termination without cause as described in the Arrow Electronics, Inc. Executive Severance Policy previously filed with the Securities and Exchange Commission.

(c) Appointment of Richard A. Seidlitz as Interim Principal Financial Officer

In connection with Mr. Stansbury’s departure, on March 23, 2022, the Board of Directors (the “Board”) of the Company approved the appointment of Richard A. Seidlitz, age 44, as the Company’s Interim Principal Financial Officer, effective April 1, 2022. Mr. Seidlitz currently serves as the Company’s Vice President, Corporate Controller and Principal Accounting Officer, a role he has held since 2018. His designation as Interim Principal Financial Officer will be in addition to his current role. Previously, Mr. Seidlitz served as the Company’s Vice President and Corporate Controller since 2016. Prior to that, Mr. Seidlitz was the Company’s Assistant Controller, where he oversaw SEC reporting and SOX compliance. Before joining the Company in 2015, Mr. Seidlitz worked in various positions at First Data Corporation for nine years and, in his last position there, he was Vice President of Accounting Policies and SOX Compliance. He began his career as an auditor with PricewaterhouseCoopers, LLP. Mr. Seidlitz is a Certified Public Accountant in Colorado and holds a Bachelor of Science in Accountancy from the University of Illinois Urbana-Champaign. Mr. Seidlitz’s compensation will remain unchanged following his appointment as Interim Principal Financial Officer.

The selection of Mr. Seidlitz to serve as Interim Principal Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Seidlitz and any director or executive officer of the Company, and Mr. Seidlitz has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.      Regulation FD Disclosure.

A copy of the press release announcing the departure of Mr. Stansbury and the appointment of Mr. Seidlitz as Interim Principal Financial Officer is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Arrow Electronics, Inc. dated March 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: March 28, 2022	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Senior Vice President, Chief Legal Officer and Secretary